Exhibit 10.1

JOINDER AND SEVENTH LOAN MODIFICATION AGREEMENT

This Joinder and Seventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into and effective as of April 30, 2014 (the “Seventh Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), (ii) ATRICURE, INC., a Delaware corporation with its chief executive office located at 6217 Centre Park Drive, West Chester, Ohio 45069 (“Atricure”), (iii) ATRICURE, LLC, a Delaware limited liability company (“Atricure LLC”, and together with Atricure, individually and collectively, jointly and severally, the “Borrower”) and (iv) ENDOSCOPIC TECHNOLOGIES, LLC, a Delaware limited liability company (the “New Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 13, 2010, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of September 13, 2010, between Borrower and Bank, as further amended by a certain First Loan Modification Agreement entered into and effective as of March 15, 2011, as further amended by a certain Second Loan Modification Agreement, entered into and effective as of February 2, 2012, as further amended by a certain Third Loan Modification Agreement, dated as of May 31, 2012, as further amended by a certain Fourth Loan Modification Agreement, dated as of September 26, 2012, as further amended by a certain Joinder and Fifth Loan Modification Agreement, dated as of January 30, 2013 and as further amended by a certain Sixth Loan Modification Agreement, dated as of March 29, 2013(as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described (i) in the Loan Agreement; (ii) in a certain Amended and Restated Joint Intellectual Property Security Agreement dated as of the Seventh Loan Modification Effective Date (the “IP Agreement”); and (iii) a certain Unconditional Guaranty dated as of September 26, 2012, a certain Guarantor Security Agreement, dated as of September 26, 2012 and the Dutch Security Documents, in each case executed by Atricure Europe, B.V., a company organized under the laws of The Netherlands and a wholly owned Subsidiary of Borrower (the documents described in the foregoing clauses (i) through (iv), together with any other collateral security granted to Bank, are collectively referred to as the “Security Documents”).

Hereinafter, the Security Documents, together all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. JOINDER AND ASSUMPTION. New Borrower is a wholly owned Subsidiary of Atricure. New Borrower hereby joins the Loan Agreement and each of the other appropriate Existing Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other appropriate Existing Loan Documents, as if New Borrower were originally named a “Borrower”, “Grantor” and/or a “Debtor” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Borrower under the Loan Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the Existing Loan Documents to “Borrower” and/or “Debtor” shall be deemed to refer to and include New Borrower. Further, all present and future Obligations of Borrower shall be deemed to refer to all present and future Obligations of New Borrower. New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower including, without limitation, New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

4. GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets listed on Exhibit A attached hereto and all of New Borrower’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under the Loan Agreement). If New Borrower shall acquire a commercial tort claim, such New Borrower shall promptly notify Bank in a writing signed by such New Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant and continue a valid, first perfected security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to any Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either any Borrower or any other Person, may be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5. SUBROGATION AND SIMILAR RIGHTS. Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law. Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Loan Modification Agreement, the Loan Agreement, or any other Loan Documents, Borrower irrevocably subordinates to the prior payment in full of the Obligations and the termination of the Bank’s commitment to make Credit Extensions to Borrower and agrees not to assert or enforce prior to the payment in full of the Obligations and the termination of the Bank’s commitment to make Credit Extensions to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement), to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. If any payment is made to any Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. Any Borrower may, acting singly, request Credit Extensions under the Loan Agreement. Each Borrower hereby appoints each other Borrower as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Credit Extensions thereunder. Each Borrower shall be jointly and severally obligated to repay all Credit Extensions made under the Loan Agreement or any other Loan Documents, regardless of which Borrower actually received said Credit Extension, as if each Borrower directly received all Credit Extensions.

6. REPRESENTATIONS AND WARRANTIES. Except as described in the revised Perfection Certificate delivered in connection herewith, Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of any Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were originally named as “Borrower” in the Loan Documents. In addition, Borrower and New Borrower hereby represent and warrant to Bank that this Loan Modification Agreement has been duly executed and delivered by Borrower and New Borrower, and constitutes their legal, valid and binding obligation, enforceable against each in accordance with its terms, except as may be limited by applicable bankruptcy or insolvency laws or laws affecting the rights of creditors generally or by principals of equity. Hereafter, each reference to “Borrower” and/or “Debtor”) in any Loan Document shall be deemed to reference both Borrower and New Borrower.

7. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting Sections 2.1.5, 2.1.6 and 2.1.7 thereof, each in its entirety.

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a)(ii) thereof, in its entirety:

“(ii) Term Loan 2012. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan 2012 shall accrue interest at a per annum rate equal to four and three quarters percent (4.75%), which interest shall be payable monthly in accordance with Section 2.1.7(c).”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(a) thereof:

“(a) EXIM Loan Agreement Commitment Fee. A fully earned, nonrefundable EXIM Loan Agreement commitment fee of Sixteen Thousand Three Hundred Fifty Dollars ($16,350), payable on the Effective Date;”

and inserting in lieu thereof the following:

“(a) [Intentionally omitted;]”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(d) and Section 2.4(e) thereof:

“(d) Termination Fee. Subject to the terms of Section 2.1.7(e) with respect to the Term Loan 2012 and Section 12.1 with respect to the Revolving Line, a termination fee;

(e) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to three-eighths of one percent (0.375%) per annum of the average unused portion of the Revolving Line. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;”

and inserting in lieu thereof the following:

“(d) Termination Fee. Subject to the terms of Section 12.1 with respect to the Revolving Line, a termination fee;

(e) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 4.2 thereof:

“Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Agreement only with respect to Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles (as such terms are defined in the EXIM Loan Agreement) is subject to and subordinate to the security interest granted to Bank in the EXIM Loan Agreement with respect to such Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles.”

6	The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.2 (a), (b), (c), (d) and (e) thereof:

“(a) a Transaction Report (and any schedules related thereto) (y) weekly and at the time of each request for an Advance if a Streamline Period is not in effect or an Event of Default has occurred and is continuing and (z) within fifteen (15) days after the end of each month if a Streamline Period is in effect and no Event of Default has occurred and is continuing;

(b) within fifteen (15) days after the end of each month, (A) monthly accounts receivable agings (including, without limitation, accounts receivable agings for accounts receivable used in determining EXIM Loans), aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger, and (D) monthly perpetual inventory reports for Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment;

(c) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(d) within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement (subject to any existing Defaults or Events of Default, which Borrower shall describe in the Compliance Certificate), and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(e) within fifteen (15) days after the end of each fiscal quarter of the Borrower, (i) copies of actual invoices of at least ten percent (10%) of the quarter-end accounts receivable aging balance; and (ii) copies of at least ten percent (10%) of the previous quarter’s export orders (if any);”

and inserting in lieu thereof the following:

“(a) a Transaction Report (and any schedules related thereto) (x) weekly and at the time of each request for an Advance if a Streamline Period is not in effect or an Event of Default has occurred and is continuing; (y) within fifteen (15) days after the end of each month if a Streamline Period is in effect and no Event of Default has occurred and is continuing; and (z) quarterly, within thirty (30) days after the end of each quarter if there were no outstanding Advances under the Revolving Line at any time during such quarter;

(b) within fifteen (15) days after the end of each month (within thirty (30) days after the end of each quarter if there were no outstanding Advances under the Revolving Line at any time during such quarter), (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger, and (D) monthly perpetual inventory reports for Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment;

(c) as soon as available, but no later than thirty (30) days after the last day of each month (or within thirty (30) days after the end of each quarter if there were no outstanding Advances under the Revolving Line at any time during such quarter), a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such time period certified by a Responsible Officer and in a form acceptable to Bank (the “Borrower Financial Statements”);

(d) within thirty (30) days after the last day of each month (or within thirty (30) days after the end of each quarter if there were no outstanding Advances under the Revolving Line at any time during such quarter) and together with the Borrower Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month or quarter, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement (subject to any existing Defaults or Events of Default, which Borrower shall describe in the Compliance Certificate), and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(e) [Intentionally omitted];”

7	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(a) thereof:

“(a) Minimum Liquidity Ratio. A Liquidity Ratio of at least 2.00 to 1.00 at all times, it being understood that Quarter-end Advances shall be excluded from the foregoing calculation; provided, however, that the foregoing Liquidity Ratio covenant will no longer be tested for any period commencing on the date that Borrower provides Bank evidence satisfactory to Bank, in its reasonable discretion, that Borrower has achieved a Fixed Charge Coverage Ratio, measured on a trailing twelve month basis, as of the last day of each of the immediately preceding four consecutive fiscal quarters of greater than 1.50:1.00 (the “FCCR Triggering Event”).”

and inserting in lieu thereof the following:

“(a) Minimum Liquidity Ratio. A Liquidity Ratio of at least 2.00 to 1.00 at all times, it being understood that Quarter-end Advances shall be excluded from the foregoing calculation; provided, that for any quarterly period in which there are no outstanding Advances under the Revolving Line at any time during such quarter, the Liquidity Ratio financial covenant hereunder shall only be tested as of the last day of such quarter;

provided, further, that the foregoing Liquidity Ratio covenant will no longer be tested for any period commencing on the date that Borrower provides Bank evidence satisfactory to Bank, in its reasonable discretion, that Borrower has achieved a Fixed Charge Coverage Ratio, measured on a trailing twelve month basis, as of the last day of each of the immediately preceding four consecutive fiscal quarters of greater than 1.50:1.00 (the “FCCR Triggering Event”).”

8	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(b) thereof:

“(b) Maximum Capital Expenditures. Not contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount in excess of Four Million Dollars ($4,000,000) for Borrower’s fiscal year ending December 31, 2012, and an amount for each of Borrower’s fiscal years ending thereafter as Borrower and Bank shall agree; provided that if Borrower and Bank fail to agree on the amount with respect to any such year, such amount shall be deemed to be Four Million Dollars ($4,000,000) for such year; provided, further, that for each fiscal year, any Capital Expenditure amount not used by the last day of the respective fiscal year shall be added to the permitted Capital Expenditure amount for the next succeeding fiscal year.”

and inserting in lieu thereof the following:

“(b) [Intentionally omitted.]”

9	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(d) thereof:

“(d) Minimum EBITDA. For any monthly period commencing March 1, 2013 through and including December 31, 2013 in which Borrower fails to maintain unrestricted cash and Cash Equivalents at Bank in an amount equal to or greater than Twenty Million Dollars ($20,000,000) for each day in such monthly period, Borrower shall achieve, measured as of the end of each month, for the trailing six-month period ending as of the end of such month, EBITDA no worse than negative Four Million Dollars ($4,000,000). Financial covenant levels for the fiscal year commencing January 1, 2014 shall be mutually determined by Borrower and Bank based on the Borrower’s annual forecast for such fiscal year.”

and inserting in lieu thereof the following:

“(d) Minimum EBITDA. For any monthly period commencing March 1, 2014 through and including December 31, 2014 in which Borrower fails to maintain unrestricted cash and Cash Equivalents at Bank in an amount equal to or greater than Twenty Million Dollars ($20,000,000) for each day in such monthly period, Borrower shall achieve, measured as of the end of each month, for the trailing six-month period ending as of the end of such month, EBITDA no worse than negative Seven Million Dollars ($7,000,000). Financial covenant levels for the fiscal year commencing January 1, 2015 shall be mutually determined by Borrower and Bank based on the Borrower’s annual forecast for such fiscal year.”

10	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.1 thereof:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3)

Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan 2011 Maturity Date, as applicable). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

11	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.10 thereof:

“8.10 Exim Default. After the effective date of the EXIM Loan Agreement, the occurrence of an Event of Default under the EXIM Agreement.”

and inserting in lieu thereof the following:

“8.10 [Intentionally Omitted.]”

12	The Loan Agreement shall be amended by deleting the following text appearing in Section 10 thereof:

“If to Borrower	AtriCure, Inc.
6217 Centre Park Drive
West Chester, Ohio 45069
Attn: Julie A. Piton
Fax: (513) 644-1315
Email: jpiton@atricure.com

If to Bank:	Silicon Valley Bank
380 Interlocken Crescent, Suite 600
Broomfield, Colorado 80021
Attn: Adam Glick
Fax: (303) 469-9088
Email: aglick@svb.com

“and inserting in lieu thereof the following:

“If to Borrower	AtriCure, Inc.
6217 Centre Park Drive
West Chester, Ohio 45069
Attn: M. Andrew Wade
Fax: (513) 644-1315
Email: awade@atricure.com

If to Bank:	Silicon Valley Bank
380 Interlocken Crescent, Suite 600
Broomfield, Colorado 80021
Attn: Tom Hertzberg
Fax: (303) 469-9088 Email: thertzberg@svb.com”

13	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.1 thereof:

“12.1 Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(c). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until terminated in accordance with this Section 12.1. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default or if any of the Obligations become due and payable as a result of an Event of Default (including without limitation becoming due and payable as a result of an Insolvency Proceeding), Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to (i) two percent (2.00%) of the Revolving Line (i.e. Two Hundred Thousand Dollars ($200,000)) if termination occurs after First Loan Modification Effective Date but on or before the first anniversary of the First Loan Modification Effective Date; and (ii) one percent (1.00%) of the Revolving Line (i.e. One Hundred Thousand Dollars ($100,000) if termination occurs after the first anniversary of the First Loan Modification Effective Date but on or before the second anniversary of the First Loan Modification Effective Date; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of the Bank. Upon payment in full of the Obligations which are then due and payable and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“12.1 Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(c). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until terminated in accordance with this Section 12.1. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default or if any of the Obligations become due and payable as a result of an Event of Default (including without limitation becoming due and payable as a result of an Insolvency Proceeding), Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line (i.e. One Hundred Fifty Thousand Dollars ($150,000)); provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of the Bank. Upon payment in full of the Obligations which are then due and payable and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

14	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.18 thereof:

“12.18 Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts. Both this Agreement and the Borrower Agreement shall continue in full force and effect, and all rights and remedies under this Agreement and the Borrower Agreement are cumulative. The term “Obligations” as used in this Agreement and in the Borrower

Agreement shall include without limitation the obligation to pay when due all loans made pursuant to the Borrower Agreement (the “Exim Loans”) and all interest thereon and the obligation to pay when due all Advances made pursuant to the terms of this Agreement and all interest thereon. Without limiting the generality of the foregoing, the security interest granted herein covering all “Collateral” as defined in this Agreement and as defined in the Borrower Agreement shall secure all Exim Loans and all Advances and all interest thereon, and all other Obligations. Any Event of Default under this Agreement shall also constitute a default under the Borrower Agreement, and any default under the Borrower Agreement shall also constitute an Event of Default under this Agreement. In the event Bank assigns its rights under this Agreement and/or under any note evidencing Exim Loans and/or its rights under the Borrower Agreement and/or under any note evidencing Advances, to any third party, including, without limitation, the Exim Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the Borrower Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower.”

and inserting in lieu thereof the following:

“12.18 Borrower Liability. Any Borrower may, acting singly, request Advances hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably subordinates to the prior payment in full of the Obligations and the termination of the Bank’s commitment to make Credit Extensions to Borrower and agrees not to assert or enforce prior to payment in full of the Obligations and the termination of the Bank’s commitment to make Credit Extensions to Borrower all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.”

15	The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof:

“Borrower Agreement” is defined in Section 2.7 of the EXIM Loan Agreement.

“EXIM Bank” is the Export-Import Bank of the United States.

“EXIM Guaranty” is that certain EXIM Bank Working Capital Guaranty Program Master Guaranty Agreement, by and between Bank and EXIM Bank, dated as of November 1, 2005.

“EXIM Loan Agreement” is that certain Export-Import Bank Loan and Security Agreement, by and between Borrower and Bank, dated as of the date hereof.

“EXIM Loan Documents is the EXIM Loan Agreement, together with related documents executed in conjunction therewith.

“EXIM Loans” is defined in Section 12.18.

“First Tier Rate” is defined in Section 2.3(a).

“Make Whole Event Date” shall mean (a) in the case of a voluntary Term Loan 2012 prepayment, the date of such prepayment, and (b) in the case of all or a portion of the Term Loan 2012 becoming due and payable according to the terms hereof because of the occurrence and continuance of an Event of Default, the date such amount of the Term Loan 2012 has become due and payable according to the terms hereof.

“Make Whole Premium” is an amount equal to 3% of the Term Loan 2012 Amount if the Make Whole Event Date occurs on or before the first anniversary of the Second Loan Modification Effective Date; 2% of the Term Loan 2012 Amount if the Make Whole Event Date occurs after the first anniversary of the Second Loan Modification Effective Date but on or before the second anniversary of the Second Loan Modification Effective Date; and 1% of Term Loan 2012 Amount if the Make Whole Event Date occurs after the second anniversary of the Second Loan Modification Effective Date but before the Term Loan 2012 Maturity Date.

“Regular Rate” is defined in Section 2.3(a).

“Second Tier Rate” is defined in Section 2.3(a).

“Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.

“Term Loan Amount” is an aggregate amount equal to Six Million Five Hundred Thousand Dollars ($6,500,000) outstanding at any time.

“Term Loan Maturity Date” is defined in Section 2.1.5(a).

“Term Loan Payment” is defined in Section 2.1.5(a).

“Term Loan 2011” is a loan made by Bank pursuant to the terms of Section 2.1.6 hereof.

“Term Loan 2011 Amount” is an aggregate amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) outstanding at any time.

“Term Loan 2011 Maturity Date” is March 15, 2016.

“Term Loan 2011 Payment” is defined in Section 2.1.6(c).

“Term Loan 2012” is a loan made by Bank pursuant to the terms of Section 2.1.7 hereof.

“Term Loan 2012 Amount” is an aggregate amount equal to Ten Million Dollars ($10,000,000) outstanding at any time.

“Term Loan 2012 Maturity Date” is February 1, 2017.

“Term Loan 2012 Payment” is defined in Section 2.1.7(c).

16	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus without duplication (b) the outstanding principal balance of any Advances. The aggregate amount of all Advances under this Agreement outstanding at any time together with all Credit Extensions made pursuant to the EXIM Loan Agreement outstanding at any time shall not exceed Ten Million Dollars ($10,000,000).

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of forty percent (40%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or Two Million Dollars ($2,000,000), as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amount and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Credit Extension” is any Advance, Letter of Credit, EXIM Loan, Term Loan 2012, foreign exchange contract, amount utilized for cash management services with the Bank, or any other extension of credit by Bank for Borrower’s benefit.

“IP Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of May 1, 2009, as amended from time to time.

“Liquidity Ratio” is the ratio of (a) Borrower’s unrestricted cash and unrestricted Cash Equivalents, each only to the extent held at Bank and Bank’s Affiliates plus Borrower’s Eligible Accounts plus, without duplication, Borrower’s Eligible EXIM Accounts (as defined in the EXIM Loan Agreement), divided by (b) all Indebtedness of Borrower owed to Bank (exclusive of (i) the undrawn portion of the Revolving Line and (ii) any Quarter-end Advances), including, without limitation or duplication, the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) (for purposes of clarity, the parties acknowledge that Borrower’s cash or Cash Equivalents shall not be considered to be restricted by reason of the fact that they are subject to Bank’s Lien).

“Loan Documents” are, collectively, this Agreement, the EXIM Loan Agreement, the Borrower Agreement, the Perfection Certificate, the IP Agreement, any Bank Services Agreement, any Subordination Agreement, any Guaranty, any Guarantor Security Agreement, the Dutch Security Documents, any note, or notes or other guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement and/or Bank Services, all as amended, restated, or otherwise modified.

“Revolving Line” is an Advance or Advances in an amount not to exceed Ten Million Dollars ($10,000,000).

“Revolving Line Maturity Date” is April 30, 2014.

“Streamline Requirements” are, as of any date, all of the following: (i) no Default or Event of Default exists; and (ii) Borrower has an aggregate of unrestricted cash and Cash Equivalents held at Bank and Bank’s Affiliates of greater than the sum of (a) the outstanding principal amount of any Advances (excluding any outstanding Quarter-end Advances) plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), plus (c) the amount outstanding under the Term Loan 2012.

and inserting in lieu thereof the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus without duplication (b) the outstanding principal balance of any Advances.

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of eighty-five percent (85%) of Eligible Foreign Accounts or Three Million Five Hundred Thousand Dollars ($3,500,000) plus (c) the lesser of fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or Four Million Dollars ($4,000,000), as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amount and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having a minimum credit rating of A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc., (c) Bank’s certificates of deposit issued maturing no more than two (2) years from the date of acquisition; (d) corporate bonds and medium term notes maturing within two (2) years from the date of acquisition and having a minimum credit quality of A by Standard & Poor’s Ratings Group or A2 by Moody’s Investors Service, Inc.; and (e) money market funds registered according to SEC Rule 2a-7.

“Credit Extension” is any Advance, Letter of Credit, foreign exchange contract, amount utilized for cash management services with the Bank, or any other extension of credit by Bank for Borrower’s benefit.

“IP Agreement” is that certain Amended and Restated Joint Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of the Seventh Loan Modification Effective Date, as amended from time to time, together with any other agreement executed by any Person from time to time pursuant to which such Person pledges such Person’s ownership rights in such Persons Intellectual Property as security for the Obligations.

“Liquidity Ratio” is the ratio of (a) Borrower’s unrestricted cash and unrestricted Cash Equivalents, each only to the extent held at Bank and Bank’s Affiliates plus Borrower’s Eligible Accounts plus, without duplication, Borrower’s Eligible Foreign Accounts, divided by (b) all Indebtedness of Borrower owed to Bank (exclusive of (i) the undrawn portion of the Revolving Line and (ii) any Quarter-end Advances), including, without limitation or duplication, the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) (for purposes of clarity, the parties acknowledge that Borrower’s cash or Cash Equivalents shall not be considered to be restricted by reason of the fact that they are subject to Bank’s Lien).

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any IP Agreement, any Bank Services Agreement, any Subordination Agreement, any Guaranty, any Guarantor Security Agreement, the Dutch Security Documents, any note, or notes or other guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement and/or Bank Services, all as amended, restated, or otherwise modified.

“Revolving Line” is an Advance or Advances in an amount not to exceed Fifteen Million Dollars ($15,000,000).

“Revolving Line Maturity Date” is April 30, 2016.

“Streamline Requirements” are, as of any date, all of the following: (i) no Default or Event of Default exists; and (ii) Borrower has an aggregate of unrestricted cash and Cash Equivalents held at Bank and Bank’s Affiliates of greater than the sum of (a) the outstanding principal amount of any Advances (excluding any outstanding Quarter-end Advances) plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit).

17	The Loan Agreement shall be amended by deleting the following clause (h) appearing in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(h) Indebtedness under hedging obligations with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes, and in an aggregate notational value at any time outstanding not exceeding an amount equal to fifty percent (50%) of the then outstanding principal balance of the Term Loan 2012;”

and inserting in lieu thereof the following:

“(h) [Intentionally omitted];”

18	The Loan Agreement shall be amended by deleting the following text appearing as clause (a) appearing in the definition of “Permitted Liens” in Section 13.1 thereof:

“(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents, including Liens in favor of the Export-Import Bank of the United States arising under the Borrower Agreement;”

and inserting in lieu thereof the following:

“(a) Liens existing on the Seventh Loan Modification Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;”

19	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its applicable alphabetical order:

“Country Limitation Schedule” is that certain schedule of the Export-Import Bank of the United States listed on http://www.exim.gov/tools/countrylimitationschedule as amended from time to time, or, if unavailable, such other guidance issued by the Export-Import Bank of the United States with respect to countries prohibited from doing business with the United States of America.

“Eligible Foreign Accounts” are of Borrower that are billed and/or payable outside the United States for which for which support is available based on the Export-Import Bank of the United States’ most recent Country Limitation Schedule.

“Seventh Loan Modification Effective Date” is April 30, 2014.

20	The Loan Agreement shall be amended by deleting Exhibit B attached thereto and inserting Exhibit B attached hereto in lieu thereof:

8. CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Loan Modification Agreement, each in form and substance satisfactory to the Bank:

A.	this Loan Modification Agreement duly executed on behalf of each Borrower (including, without limitation, New Borrower) and signed by way of acknowledgement by Guarantor;

B.	Bank shall have received copies, certified by a duly authorized officer of each Borrower (including, without limitation, New Borrower), to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower (including, without limitation, New Borrower) as in effect on the date hereof, (ii) the resolutions of each Borrower (including, without limitation, New Borrower) authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (including, without limitation, New Borrower);

C.	a good standing certificate of each Borrower (including, without limitation, New Borrower), certified by the Secretary of State of the state of incorporation of each respective Borrower (including, without limitation, New Borrower), together with a certificate of foreign qualification from the Secretary of State (or comparable governmental entity) of each state in which each Borrower (including, without limitation, New Borrower) is qualified to transact business as a foreign entity, if any, in each case dated as of a date no earlier than thirty (30) days prior to the date hereof;

D.	certified copies, dated as of a recent date, of financing statement and other lien searches of each Borrower (including, without limitation, New Borrower), as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the Loan Modification Agreement, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

E.	a filed copy, which shall be filed by Bank, acknowledged by the appropriate filing office in the State of Delaware, of a UCC Financing Statement, naming New Borrower as “Debtor” and Bank as “Secured Party”;

F.	a completed consolidated Perfection Certificate executed by Borrower, together with the duly executed original signatures thereto and all required attachments thereto;

G.	an Amended and Restated Joint Intellectual Property Security Agreement, executed by Borrower, with completed exhibits thereto, together with Intellectual Property search results acceptable to Bank, in its reasonable discretion;

H.	evidence satisfactory to Bank that the insurance policies required for New Borrower are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

I.	such other documents as Bank may reasonably request.

9. BORROWING BASE RESTRICTIONS. Until the Collateral of New Borrower is subject only to the first-priority Lien in favor of Bank and is not subject to any other Lien (other than Permitted Liens), the Accounts of Account Debtor’s of New Borrower will not be considered “Eligible Accounts” and none will be included in any Borrowing Base Certificate submitted by Borrower.

10. FEES. Borrower shall pay to Bank a modification fee equal to Fifty Thousand Dollars ($50,000.00), which fee shall be due on the date hereof and shall be deemed fully earned and non-refundable as of the date hereof. In addition, Borrower shall pay to Bank an anniversary fee equal to Fifty Thousand Dollars ($50,000) on or before the date that is 365 days after the Seventh Loan Modification Effective Date. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

11. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

12. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

13. RATIFICATION OF LOAN DOCUMENTS. Other than as expressly altered by this Loan Modification Agreement and the updated IP Agreement, Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

14. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

15. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

16. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

17. CONFIDENTIALITY. Without limiting Section 12.10 of the Loan Agreement (which is and shall remain in full force and effect), Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

18. JURISDICTION/VENUE. California law governs the Loan Documents, including, without limitation, this Loan Modification Agreement without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of the Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

19. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as of the Seventh Loan Modification Effective Date.

BORROWER: ATRICURE, INC.		BANK: SILICON VALLEY BANK

By:	/s/ M. Andrew Wade	By:	/s/ Tom Hertzberg
Name:	M. Andrew Wade	Name:	Tom Hertzberg
Title:	Chief Financial Officer	Title:	Vice President II

ATRICURE, LLC

By:	/s/ M. Andrew Wade
Name:	M. Andrew Wade
Title:	Chief Financial Officer

ENDOSCOPIC TECHNOLOGIES, LLC

By:	/s/ M. Andrew Wade
Name:	M. Andrew Wade
Title:	Chief Financial Officer

The undersigned,                      of ATRICURE EUROPE, B.V., a company organized under the laws of The Netherlands and a wholly owned Subsidiary of Borrower, ratifies, confirms and reaffirms, all and singular, the terms and conditions of (i) a certain Unconditional Guaranty dated as of September 26, 2012 (the “Guaranty”) and (ii) a certain Guarantor Security Agreement, dated as of September 26, 2012 (the “Guarantor Security Agreement”), and acknowledges, confirms and agrees that the Guaranty and the Guarantor Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ATRICURE EUROPE, B.V.

By	/s/ M. Andrew Wade
Name:	M. Andrew Wade
Title:	Director

EXHIBIT A

Collateral Description

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter.

Exhibit B to Seventh Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ATRICURE, INC. ATRICURE, LLC ENDOSCOPIC TECHNOLOGIES, LLC

The undersigned authorized officer of Atricure, Inc. (“Borrower”) certifies for itself and each other Borrower that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Transaction Reports	Non-Streamline: Weekly; Streamline: monthly within 15 days; quarterly within 30 days if no outstanding Advances	Yes No

Monthly payable & receivable items, check registers, general ledger, & reconciliations	Monthly within 15 days or quarterly within 30 days if no outstanding Advances	Yes No

Borrower financial statements with Compliance Certificate	Monthly within 30 days or quarterly within 30 days if no outstanding Advances	Yes No

Annual financial statement (CPA Audited)	FYE within 120 days	Yes No

Annual budgets and projections	30 days after FYE	Yes No

Financial Covenants	Required	Actual	Complies

Maintain as indicated

Minimum Liquidity Ratio (when required; monthly – quarterly if no outstanding Advances)	2.00:1.00	:1.00	Yes No

Minimum Fixed Charge Coverage Ratio (when required)	1.50:1.00	:1.00	Yes No

Minimum EBITDA (no worse than) (when required)	($7,000,000)	$	Yes No

*	See Loan Agreement

Performance Pricing/ Streamline Period
Streamline Requirement Met?	See Loan Agreement	Yes No

             Yes, interest rate on Advances equal to the Prime Rate

             No, interest rate on Advances equal to the Prime Rate plus one and one-quarter percent (1.25%)

Borrower is party to, or bound by, the following material Restricted Licenses that were not previously noted in the Perfection Certificate or a prior Compliance Certificate:

.

Borrower intends to register the following copyrights or mask works with the United States Copyright Office that were not previously noted in a prior Compliance Certificate:

.

Borrower has (i) obtained the following Patents, registered Trademarks, registered Copyrights, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, and (ii) applied for the following Patents and the registration of the following Trademarks; in each case, that were not previously noted in the Perfection Certificate or a prior Compliance Certificate (to be reported on as part of the Compliance Certificate due following the last month of each fiscal quarter):

.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ATRICURE, INC. ATRICURE, LLC ENDOSCOPIC TECHNOLOGIES, LLC	BANK USE ONLY
Received by:
AUTHORIZED SIGNER
Date:

By:
Name:	Verified:
Title:	AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Minimum Liquidity Ratio (Section 6.9(a))

Required: Maintain a minimum Liquidity Ratio of at least 2.00 to 1.00 at all times, it being understood that Quarter-end Advances shall be excluded from the foregoing calculation; provided, that for any quarterly period in which there are no outstanding Advances under the Revolving Line at any time during such quarter, the Liquidity Ratio financial covenant hereunder shall only be tested as of the last day of such quarter; provided, further, that the foregoing Liquidity Ratio covenant will no longer be tested for any period commencing on the date that Borrower provides Bank evidence satisfactory to Bank, in its reasonable discretion, that Borrower has achieved a Fixed Charge Coverage Ratio, measured on a trailing twelve month basis, as of the last day of each of the immediately preceding four consecutive fiscal quarters of greater than 1.50:1.00 (the “FCCR Triggering Event”).

Actual:

A.	Borrower’s unrestricted cash (and Cash Equivalents) held with Bank and its Affiliates	$

B.	Borrower’s Eligible Accounts and Eligible Foreign Accounts	$

C.	Line A plus line B	$

D.	All outstanding liabilities and obligations of Borrower owed to Bank, including, without limitation or duplication, the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit but excluding the undrawn portion of the Revolving Line and excluding any Quarter-End Advances) (for purposes of clarity, the parties acknowledge that Borrower’s cash or Cash Equivalents shall not be considered to be restricted by reason of the fact that they are subject to Bank’s Lien)	$

E.	Liquidity Ratio (line C divided by line D)	:1.00

Is line E greater than or equal to 2.00:1.00?

No, not in compliance	Yes, in compliance

II.	Minimum Fixed Charge Coverage Ratio (Section 6.9(c))

Required: Achieve, measured on a trailing twelve month basis, as of the last day of each monthly period, a Fixed Charge Coverage Ratio of not less than 1.50:1.00; provided, however, that until the occurrence of the FCCR Triggering Event described in Section 6.9(a) above, the Fixed Charge Coverage Ratio shall be measured solely to determine whether the FCCR Triggering Event has occurred and shall not be deemed a covenant; provided further, that upon the occurrence of the FCCR Triggering Event, the Liquidity Ratio covenant contained in Section 6.9(a) shall no longer be tested and achievement of the Fixed Charge Coverage Ratio of not less than 1.50:1.00 (tested monthly, on a trailing twelve month basis as of the last day of each monthly period), shall thereafter be required.

Actual:

A.	EBITDA (as defined in the Loan Agreement)	$

B.	Cash income taxes paid	$

C.	Unfinanced Capital Expenditures	$

D.	Line A minus line B minus line C	$

E.	Current portion of long term debt, other than DOJ Obligations to the extent included in the calculation of the current portion of long term debt	$

F.	Interest Expense, other than Interest Expense on the DOJ Obligations, to the extent included in the calculation of Interest Expense	$

G	Line E plus line F	$

H.	Fixed Charge Coverage Ratio (line D divided by line G)	:1.00

Is line H greater than or equal to 1.50:1.00?

No, not in compliance	Yes, in compliance

III.	Minimum EBITDA (Section 6.9(d))

Required: For any monthly period commencing March 1, 2014 through and including December 31, 2014 in which Borrower fails to maintain unrestricted cash and Cash Equivalents at Bank in an amount equal to or greater than Twenty Million Dollars ($20,000,000) for each day in such monthly period, Borrower shall achieve, measured as of the end of each month, for the trailing six-month period ending as of the end of such month, EBITDA no worse than negative Seven Million Dollars ($7,000,000). Financial covenant levels for the fiscal year commencing January 1, 2015 shall be mutually determined by Borrower and Bank based on the Borrower’s annual forecast for such fiscal year.

Actual:

A.	EBITDA (as defined in the Loan Agreement)	$

If unrestricted cash and Cash Equivalents at Bank was less than Twenty Million Dollars ($20,000,000) on any day during the calendar month, is line A no worse than ($7,000,000)?

No, not in compliance	Yes, in compliance